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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 22, 1997, with respect to the financial statements of Midway Airlines Corporation as of June 30, 1997 and December 31, 1996 and for the six months and year then ended, respectively, in Amendment No. 1 to the registration statement (Form S-1 No. 333-37375) and the related prospectus of Midway Airlines Corporation dated November 12, 1997.


                                                           /s/ Ernst & Young LLP


Raleigh, North Carolina
November 12, 1997